Exhibit 99.1

Independence Realty Trust Announces Second Quarter 2017 Financial Results

Executed five capital recycling transactions, selling three communities held for sale and acquiring two high-quality communities in attractive submarkets

5.6% increase year-over-year in same-store net operating income for the second quarter 2017

Completed the shared services period with RAIT Financial Trust to become fully internalized

Transferred listing to the New York Stock Exchange effective July 31

PHILADELPHIA – (BUSINESS WIRE) – August 1, 2017 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multi-family apartment REIT, today announced its second quarter 2017 financial results.

Results for the Quarter

•	Net income available to common shareholders was $18.7 million for the quarter ended June 30, 2017 as compared to $29.0 million for the quarter ended June 30, 2016.

•	Core Funds from Operations (“CFFO”) per share of $0.19 for the quarter ended June 30, 2017 as compared to $0.22 for the quarter ended June 30, 2016.

•	Adjusted EBITDA of $19.5 million for the quarter ended June 30, 2017 as compared to $18.7 million for the quarter ended June 30, 2016.

Same-Store Property Operating Results

Second Quarter 2017 Compared to Second Quarter 2016(1)
Rental income	3.9% increase
Total revenues	4.3% increase
Property level operating expenses	2.2% increase
Net operating income (“NOI”)	5.6% increase
Portfolio average occupancy	60 bps increase to 95.0%
Portfolio average rental rate	3.3% increase to $1,013
NOI Margin	80 bps increase to 60.6%

(1)	Same store portfolio for the three months ended June 30, 2017 and 2016 includes 42 properties which represents 11,676 units.

Property Acquisitions

•

On June 30, 2017, IRT acquired a 328-unit apartment community located in Durham, NC for a purchase price of $42.95 million, primarily using available cash and its line of credit to fund the acquisition. The apartment community was constructed in 2002.  The community is located in the South Durham submarket; one of the fastest growing submarkets by rent growth in the Raleigh-Durham area, and contains one, two, and three-bedroom units with an average unit size of 1,208 square feet.

•

On May 24, 2017, IRT acquired a 160-unit apartment community in Lexington, KY for $14.2 million using available cash and its line of credit to fund the acquisition.  The apartment community was constructed in 2001. The community is located in Georgetown, part of the Lexington, KY submarket known as Scott County, and contains one, two and three-bedroom units with an average unit size of 1,206 square feet.

Dispositions

•

In the quarter ended June 30, 2017, we sold three class C communities: a 320-unit community in Austin, TX on May 5, a 200-unit community in Newport News, Virginia on June 1, and a 354-unit community in Indianapolis, Indiana on June 9, for a combined sale price of $59.6 million. IRT recognized a gain of approximately $16.1 million associated with the sales in the quarter ending June 30, 2017. All of the communities were previously classified as held for sale.

“In the second quarter of 2017, we executed on the goals we outlined from the beginning of our transformative management internalization,” said Scott Schaeffer, IRT’s Chairman and CEO. “Through our five capital recycling transactions, we strengthened our portfolio by maintaining our simple portfolio investment strategy targeting middle-market communities in economically attractive sub-markets. This approach continues to demonstrate value, with 5.6% year-over-year same-store NOI growth for the second quarter and 5.4% for the first half of the year. Looking forward, we will continue to seek out accretive opportunities that align with our portfolio composition while maximizing value for our shareholders.”

Capital Expenditures

For the three months ended June 30, 2017, recurring capital expenditures for the total portfolio was $1.9 million, or $142 per unit.

New Line of Credit Refinancing

As previously announced, on May 1, 2017, IRT closed on a new $300.0 million unsecured credit facility refinancing the previous secured credit facility. The new facility is comprised of a $50.0 million term loan and a revolving commitment of up to $250.0 million. The maturity date on the new term loan is May 1, 2022 and the maturity date on borrowings outstanding under the revolving commitment is May 1, 2021, extending the September 17, 2018 maturity of the previous secured credit facility. Borrowings under the revolving commitment can be extended through two, six-month extension options. The new unsecured credit facility also provides for an accordion feature allowing for an additional $200 million of capacity resulting in a maximum borrowing capacity of $500 million, a portion of which may be drawn as an incremental term loan with a maturity date of five years from the date of such draw. The exercise of the accordion is subject to customary terms and conditions. Based on our leverage levels as of closing, IRT’s annual interest cost would be LIBOR plus 145 basis points under the term loan and LIBOR plus 150 basis points for borrowings outstanding under the revolving commitments, an annual savings of approximately 35 to 40 basis points from IRT’s previous secured credit facility. The new facility is unsecured and improves IRT’s flexibility to effectively manage its assets by creating a pool of unencumbered assets.

2017 EPS and CFFO Guidance

IRT is amending its 2017 full year EPS and CFFO guidance. EPS per diluted share is projected to be in a range of $0.54 to $0.57, compared to $0.40 to $0.44 previously, and CFFO per diluted share is projected to be in the range of $0.73 to $0.76, compared to $0.72 to $0.76 previously. A reconciliation of IRT's projected net income (loss) allocable to common shares to its projected CFFO per share, a non-GAAP financial measure, is included below. Also included below are the primary assumptions underlying this estimate. See Schedule II to this release for further information regarding how IRT calculates CFFO and Schedule V to this release for management’s definition and rationale for the usefulness of CFFO.

2017 Full Year EPS and CFFO Guidance (1)	Low	High
Net income (loss) available to common shares	$0.54	$0.57
Earnings per share	$0.54	$0.57

2017 EPS and CFFO Guidance
Net income (loss) available to common shares	$0.54	$0.57
Adjustments:
Depreciation and amortization	0.42	0.42
Gains on asset sales	(0.29)	(0.29)
Share base compensation	0.03	0.03
Amortization of deferred financing fees	0.03	0.03
CORE FFO per diluted share allocated to common shareholders	$0.73	$0.76

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full 2017 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our estimate is based on the following key operating assumptions for IRT’s 2017 performance:

Same Store Communities	Revised 2017 Outlook	Previous 2017 Outlook
Number of properties/units	42 properties /11,676 units	42 properties/11,676 units
Property revenue growth	4.0% to 4.5%	3.5% to 4.5%
Controllable property operating expense growth	1.6% to 2.0%	1.5% to 2.5%
Real estate tax and insurance expense increase	4.5% to 5.5%	6.5% to 7.5%
Property NOI growth	4.5% to 5.5%	3.5% to 4.5%

Corporate Expenses
General and administrative expenses (excluding stock based compensation)	$7.3 to $7.7 million	$7.0 to $8.0 million

Transaction/Investment Volume
Acquisition volume	$87 million	$75 to $100 million
Disposition volume	$87 million	$75 to $100 million

Capital Expenditures
Recurring	$6.5 to $6.8 million	$6.0 to $7.0 million
Value Add	$5.5 to $6.0 million	$5.0 to $6.0 million

Selected Financial Information

See Schedule I to this Release for selected financial information for IRT.

Completed Internalization

On June 20, 2017, IRT ended its use of shared services previously provided by RAIT Financial Trust (“RAIT”) and has fully completed its previously disclosed management internalization. As announced on December 20, 2016, IRT entered into a shared service agreement in which RAIT provided IRT certain transitional services such as information technology, human resources, insurance, investor relations, legal, tax and accounting for a transition period after the closing.

Non-GAAP Financial Measures and Definitions

IRT discloses the following non-GAAP financial measures in this release: FFO, CFFO, Adjusted EBITDA and NOI.  A reconciliation of IRT’s reported net income (loss) to its FFO and CFFO is included as Schedule II to this release.  A reconciliation of IRT’s same store NOI to its reported net income (loss) is included as Schedule III to this release. A reconciliation of IRT’s Adjusted EBITDA, to net income (loss) is included as Schedule IV to this release.  See Schedule V to this release for management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Distributions

On July 14, 2017, IRT’s Board of Directors declared monthly cash dividends for the third quarter of 2017 on IRT’s shares of common stock in the amount of $0.06 per share per month. The monthly dividends total $0.18 per share for the third quarter.  The month for which each dividend was declared is set forth below, with the relevant amount per share, record date and payment date set forth opposite the month:

Month	Amount	Record Date	Payment Date
July 2017	$0.06	07/31/2017	08/15/2017
August 2017	$0.06	08/31/2017	09/15/2017
September 2017	$0.06	09/29/2017	10/13/2017

Conference Call

All interested parties can listen to the live conference call webcast at 9:30 AM ET on Tuesday, August 1, 2017 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.775.2542, access code 57009266.  For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Tuesday, August 8, 2017, by dialing 1.855.859.2056, access code 57009266.

Supplemental Information

IRT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors.  The supplemental information is available via the Company's website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that owns and operates 46 multifamily apartment properties, totaling 12,812 units, across non-gateway U.S. markets, including Louisville, Memphis, Atlanta and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Tarola

212-277-4322

IRT@edelman.com

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward looking statements are based upon the current beliefs and expectations of IRT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within IRT’s control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Such forward-looking statements include, but are not limited to, IRT’s 2017 EPS and CFFO guidance; the assumptions underlying such guidance; the anticipated benefits and the expected financial impact of IRT’s internalization of its management; changes in financial markets and interest rates, or to the business or financial condition of IRT; changes in market demand for rental apartment homes and competitive pricing from projected apartment industry dynamics, demographic and employment information; IRT’s maintenance of real estate investment trust (“REIT”) status; availability of financing and capital; dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board; risks associated with pursuing additional strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by IRT from time to time, including those discussed under the heading “Risk Factors” in IRT’s most recently filed reports on Forms 10-K and 10-Q. IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Schedule I

Independence Realty Trust, Inc.

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

	As of or For the Three-Month Periods Ended
	June 30, 2017			March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016
Operating Statistics:
Net income available to common shares	$18,739			$4,077		$(40,980)		$2,267		$28,987
Earnings (loss) per share -- diluted	$0.27			$0.06		$(0.61)		$0.05		$0.61
Total property revenue	$39,431			$38,895		$38,002		$38,364		$38,327
Total property operating expenses	$15,918			$15,992		$15,560		$16,107		$15,623
Net operating income ("NOI")	$23,513			$22,903		$22,442		$22,257		$22,704
NOI margin	59.6%			58.9%		59.1%		58.0%		59.2%
Adjusted EBITDA	$19,493			$19,512		$18,544		$18,373		$18,688
Funds from operations ("FFO") per share -- diluted	$0.12			$0.17		$(0.50)		$0.20		$0.18
Core funds from operations ("CFFO") per share -- diluted	$0.19			$0.18		$0.17		$0.21		$0.22
Dividends per share	$0.18			$0.18		$0.18		$0.18		$0.18
CORE FFO payout ratio	94.7%			100.0%		105.9%		85.7%		81.8%
Portfolio Data:
Total gross assets	$1,400,864			$1,390,589		$1,370,243		$1,374,353		$1,368,217
Total number of properties	46			47		46		46		46
Total units	12,812			13,198		12,982		12,982		12,982
Period end occupancy	94.5%			94.7%		94.5%		94.3%		93.7%
Average occupancy	94.9%			93.8%		93.8%		94.1%		94.4%
Average monthly effective rent, per unit	$1,010			$978		$977		$977		$961
Same store period end occupancy	94.6%			94.8%		93.9%		93.7%		94.3%
Same store portfolio average occupancy (a)	95.0%			93.9%		93.7%		94.3%		94.4%
Same store portfolio average effective monthly rent (a)	$1,013			$1,007		$998		$999		$981
Capitalization:
Total debt	$764,521			$765,695		$743,817		$880,581		$880,288
Common share price, period end	$9.87			$9.37		$8.92		$9.00		$8.18
Market equity capitalization	$712,413			$674,591		$641,393		$453,823		$412,493
Total market capitalization	$1,476,934			$1,440,286		$1,385,210		$1,334,404		$1,292,781
Total debt/total gross assets	54.6%			55.1%		54.3%		64.1%		64.3%
Net debt to adjusted EBITDA	9.7	x	(b)	9.7	x	9.7	x	11.6	x	11.4	x
Interest coverage	2.7	x		2.6	x	2.4	x	2.1	x	2.1	x
Common shares and OP Units:
Shares outstanding	69,143,955			69,125,681		68,996,070		47,509,731		47,476,250
OP units outstanding	3,035,654			2,869,050		2,908,949		2,915,008		2,950,816
Common shares and OP units outstanding	72,179,609			71,994,731		71,905,019		50,424,739		50,427,066
Weighted average common shares and units	71,703,735			71,656,205		70,036,948		50,229,637		50,134,620

(a)	Same store includes 42 properties which represents 11,676 units.
(b)	Net debt to adjusted EBITDA would be 9.5x if adjusted for acquisitions and dispositions that occurred during the second quarter of 2017.

Schedule II

Independence Realty Trust, Inc.

Reconciliation of Net Income (loss) to

Funds From Operations and

Core Funds From Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
	Amount	Amount	Amount	Amount
Funds From Operations (FFO):
Net Income (loss)	$19,521	$30,790	$23,766	$30,744
Adjustments:
Real estate depreciation and amortization	7,987	7,635	15,582	19,162
Net (gains) losses on sale of assets excluding defeasance costs	(18,798)	(29,321)	(18,713)	(33,170)
Funds From Operations	$8,710	$9,104	$20,635	$16,736
FFO per share--diluted	0.12	0.18	0.29	0.33
Core Funds From Operations (CFFO):
Funds From Operations	8,710	9,104	20,635	16,736
Adjustments:
Stock compensation expense	738	380	1,126	585
Amortization of deferred financing costs	359	749	878	1,946
Acquisition and integration expenses	265	8	387	18
Other depreciation and amortization	24	-	36	-
Hedge ineffectiveness	12	-	12	-
(Gains) losses on extinguishment of debt	572	558	572	558
Defeasance costs included in net gains (losses) on sale of assets	2,748	-	2,748	1,396
Gains (losses) on TSRE merger	-	-	-	(91)
Core Funds From Operations	$13,428	$10,799	$26,394	$21,148
CFFO per share--diluted	0.19	0.22	0.37	0.42
Weighted-average shares and units outstanding	71,703,735	50,134,620	71,680,542	50,089,389

Schedule III

Independence Realty Trust, Inc.

Reconciliation of Same-Store Net Operating Income to Net Income (loss)

(Dollars in thousands)

(unaudited)

	For the Three-Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Reconciliation of same-store net operating income to net income (loss)
Same store	$21,943	$21,208	$21,011	$20,823	$20,779
Non same store	1,570	1,695	1,431	1,434	1,925
Property management income	130	247	29	—	—
Property management expenses	(1,444)	(1,538)	(1,137)	(1,219)	(1,229)
General and administrative expenses	(2,706)	(2,100)	(2,790)	(2,665)	(2,787)
Acquisition and integration expenses	(265)	(122)	(6)	(19)	(8)
Depreciation and amortization expense	(8,011)	7,607	(7,897)	(7,765)	(7,635)
Interest expense	(7,162)	(7,448)	(7,720)	(8,820)	(9,018)
Hedge ineffectiveness	(12)	—	—	—	—
Other income (expense)	—	(5)	(2)	(2)	—
Net gains (losses) on sale of assets	16,050	(85)	3	(1)	29,321
Gains (losses) on extinguishment on debt	(572)	—	(652)	—	(558)
Gains (losses) on TSRE merger	—	—	—	641	—
Management internalization expense	—	—	(44,976)	—	—
Net income (loss)	$19,521	$4,245	$(42,706)	$2,407	$30,790

(a)	Same store portfolio includes 42 properties which represents 11,676 units.

Schedule IV

Independence Realty Trust, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

And Interest Coverage Ratio

(Dollars in thousands)

(unaudited)

	Three Months Ended
ADJUSTED EBITDA:	June 30, 2017		March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016
Net income (loss)	$19,521		$4,245		$(42,706)		$2,407		$30,790
Add-Back (Deduct):
Depreciation and amortization	8,011		7,607		7,897		7,765		7,635
Interest expense	7,162		7,448		7,720		8,820		9,018
Hedging ineffectiveness	12		—		—		—		—
Other (income) expense	—		5		2		2		—
Acquisition and integration expenses	265		122		6		19		8
Net (gains) losses on sale of assets	(16,050)		85		(3)		1		(29,321)
(Gains) losses on extinguishment of debt	572		—		652		—		558
Management internalization expense	—		—		44,976		—		—
Gains (losses) on TSRE merger	—		—		—		(641)		—
Adjusted EBITDA	$19,493		$19,512		$18,544		$18,373		$18,688

INTEREST COST:
Interest expense	$7,162		$7,448		$7,720		$8,820		$9,018

INTEREST COVERAGE:	2.7	x	2.6	x	2.4	x	2.1	x	2.1	x

	Three Months Ended June 30,				Six Months Ended June 30,
ADJUSTED EBITDA:	2017		2016		2017		2016
Net income (loss)	$19,521		$30,790		$23,766		$30,744
Add-Back (Deduct):
Depreciation and amortization	8,011		7,635		15,618		19,162
Interest expense	7,162		9,018		14,610		18,995
Hedging ineffectiveness	12		—		12		—
Other (income) expense	—		—		5		—
Acquisition and integration expenses	265		8		387		18
Net (gains) losses on sale of assets	(16,050)		(29,321)		(15,965)		(31,774)
(Gains) losses on extinguishment of debt	572		558		572		558
Management internalization expense	—		—		—		—
Gains (losses) on TSRE merger	—		—		—		(91)
Adjusted EBITDA	$19,493		$18,688		$39,005		$37,612

INTEREST COST:
Interest expense	$7,162		$9,018		$14,610		$18,995

INTEREST COVERAGE:	2.7	x	2.1	x	2.7	x	2.0	x

Schedule V

Independence Realty Trust, Inc.

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  We believe average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average of the daily physical occupancy for the period presented.

Adjusted EBITDA

EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before acquisition and integration expenses and certain other non-operating gains or losses related to items such as asset sales, debt extinguishments, gains on the TSRE merger, and management internalization expenses.  EBITDA and Adjusted EBITDA are each non-GAAP measures.  We consider EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of our performance because it eliminates interest, income taxes, depreciation and amortization, acquisition and integration expenses and other non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. The table is a reconciliation of net income applicable to common stockholders to Adjusted EBITDA. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and CFFO, each of which is a non-GAAP measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales  of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, acquisition and integration expenses, and other non-operating gains or losses related to items such as hedge ineffectiveness, defeasance costs we incur when we sell a property subject to secured debt, asset sales, debt extinguishments, gains on the TSRE merger, and management internalization expenses, from the determination of FFO. IRT incurs acquisition expenses in connection with acquisitions of real estate properties and expenses those costs when incurred in accordance with U.S. GAAP. As these expenses are one-time and reflective of investing activities rather than operating performance, IRT adds back these costs to FFO in determining CFFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO may provide IRT and our investors with an additional useful measure to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing our Adjusted EBITDA by our interest expense.

Net Debt

Net debt, a non-GAAP measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt.

IRT presents net debt because management believes it is a useful measure of IRT’s credit position and progress toward reducing leverage.  The calculation is limited in that IRT may not always be able to use cash to repay debt on a dollar for dollar basis.

	As of
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Total debt	$764,521	$765,695	$743,817	$880,581	$880,288
Less: cash and cash equivalents	(6,271)	(10,065)	(20,892)	(29,247)	(28,051)
Total net debt	$758,250	$755,630	$722,925	$851,334	$852,237

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP measure, is a useful measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, asset management fees, property management fees, acquisition expenses and general administrative expenses. In connection with our management internalization which was completed in the fourth quarter of 2016, we modified our calculation of NOI to exclude property management expenses. We retrospectively adjusted previously reported NOI to conform to this change. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store properties or portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets.  The following table provides a reconciliation of total assets to total gross assets.

	As of
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Total assets	$1,317,177	$1,306,986	$1,294,237	$1,306,242	$1,307,871
Plus: accumulated depreciation (a)	68,433	68,262	60,719	52,824	45,059
Plus: accumulated amortization	15,254	15,341	15,287	15,287	15,287
Total gross assets	$1,400,864	$1,390,589	$1,370,243	$1,374,353	$1,368,217

(a)	Includes previously recognized depreciation on properties that are classified as held-for-sale